EXHIBIT 4.6

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

and

ANHEUSER-BUSCH INBEV NV/SA

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of November 27, 2009

To the Indenture, dated as of October 16, 2009,

among Anheuser-Busch InBev Worldwide Inc.,

Anheuser-Busch InBev NV/SA, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., Trustee

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		3

SECTION 1.01	Definitions.	3
SECTION 1.02	Separability Clause.	3
SECTION 1.03	Benefits of Instrument.	3

ARTICLE II AMENDMENT OF INDENTURE		3

SECTION 2.01	Amendment of Section 209.	3

ARTICLE III MISCELLANEOUS PROVISIONS		3

SECTION 3.01	Effectiveness.	3
SECTION 3.02	Ratification and Integral Part.	4
SECTION 3.03	Priority.	4
SECTION 3.04	Successors and Assigns.	4
SECTION 3.05	Counterparts.	4
SECTION 3.06	The Trustee.	4
SECTION 3.07	Governing Law.	4

FIFTH SUPPLEMENTAL INDENTURE, dated as of November 27, 2009 (the “Fifth Supplemental Indenture”), among ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ANHEUSER-BUSCH INBEV NV/SA, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Parent Guarantor”), ANHEUSER-BUSCH COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, INBEV BELGIUM SA/NV, a public limited liability company organized and existing under Belgian law, BRANDBREW S.A., a public limited liability company organized and existing under Luxembourg law, COBREW NV/SA, a public limited liability company organized and existing under Belgian law, AB INBEV FRANCE S.A.S., a société par actions simplifiée organized and existing under French law, INTERBREW INTERNATIONAL B.V., a private company with limited liability incorporated and existing under Dutch law with its corporate seat at Breda, The Netherlands, INTERBREW CENTRAL EUROPEAN HOLDING B.V., a private company with limited liability incorporated and existing under Dutch law with its corporate seat at Breda, The Netherlands, NIMBUSPATH LIMITED, a private limited company organized and existing under English law, AMBREW S.A., a société anonyme organized and existing under Luxembourg law, INBEV NEDERLAND N.V., a limited liability company incorporated and existing under Dutch law with its corporate seat at Breda, the Netherlands (each, a “Subsidiary Guarantor”, and together with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Indenture, dated as of October 16, 2009, among the Company, the Guarantors and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, Section 209 and Section 901(14) of the Indenture permits supplements thereto without the consent of Holders of Securities to amend or modify the terms of any Guarantee or the limitations applicable to any Guarantee, in any respect reasonably deemed necessary by a Subsidiary Guarantor to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (“Rule 3-10”) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement filed with or furnished to the Commission;

WHEREAS, AB InBev France S.A.S. and AmBrew S.A. have determined that the limitations on their Guarantees, which were previously issued in connection with outstanding Securities under the Indenture, as set forth in Section 209(d) of the Indenture, would prohibit the Company from meeting the requirements of Rule 3-10 in order for financial statements of such Subsidiary Guarantors not to be required to be included in a Registration Statement on Form F-4 to be filed by the Company with the Commission.

WHEREAS, as contemplated by Section 209 and Section 901(14) of the Indenture, the Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Fifth Supplemental Indenture to amend the Indenture in the manner set forth herein;

WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Fifth Supplemental Indenture;

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Fifth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture.

SECTION 1.02 Separability Clause.

In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.03 Benefits of Instrument.

Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture or the Indenture.

ARTICLE II

Amendment of Indenture

SECTION 2.01 Amendment of Section 209. Section 209 of the Indenture is amended by deleting subsection (d) in its entirety and replacing it with the word “Reserved”.

ARTICLE III

Miscellaneous Provisions

SECTION 3.01 Effectiveness. This Fifth Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.02 Ratification and Integral Part. The Indenture as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03 Priority. This Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.04 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Fifth Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.05 Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.06 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.07 Governing Law. This Fifth Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Company

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

ANHEUSER-BUSCH INBEV NV/SA as Parent Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

By:	/s/ Jean-Louis Van de Perre
Name: Jean-Louis Van de Perre
Title: VP Tax

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Name:
Title:

ANHEUSER-BUSCH COMPANIES, INC. As Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

INBEV BELGIUM SA/NV as Subsidiary Guarantor

By:	/s/ Erland Van Vreckem
Name: Erland Van Vreckem
Title: Legal Director Benelux

By:	/s/ Vincent Borreman
Name: Vincent Borreman
Title: Senior Legal Counsel

BRANDBREW S.A.

a société anonyme with its registered address at 5, Parc d’Activité Syrdall, L-5365 Luxembourg and registered with the Luxembourg register of commerce and companies under number B-75696 as Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

AB INBEV FRANCE S.A.S. as Subsidiary Guarantor

By:	/s/ Emilie Ruyant
Name: Emilie Ruyant
Title: Legal Director France

INTERBREW INTERNATIONAL B.V. as Subsidiary Guarantor

By:	/s/ Liesbeth Hellemans
Name: Liesbeth Hellemans
Title: Senior Legal Counsel, Corporate Finance and Governance

By:	/s/ Gert Boulangé
Name: Gert Boulangé
Title: Tax Director

INTERBREW CENTRAL EUROPEAN HOLDING B.V. as Subsidiary Guarantor

By:	/s/ Liesbeth Hellemans
Name: Liesbeth Hellemans
Title: Senior Legal Counsel, Corporate Finance and Governance

By:	/s/ Gert Boulangé
Name: Gert Boulangé
Title: Tax Director

NIMBUSPATH LIMITED as Subsidiary Guarantor

By:	/s/ Claude Bahoshy
Name: Claude Bahoshy
Title: Director

AMBREW S.A.

a société anonyme with its registered address at 5, Parc d’Activité Syrdall, L-5365 Luxembourg and registered with the Luxembourg register of commerce and companies under number B-99525 as Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

COBREW NV/SA as Subsidiary Guarantor

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: VP Legal Corporate and Compliance

By:	/s/ Jean-Louis Van de Perre
Name: Jean-Louis Van de Perre
Title: VP Tax

INBEV NEDERLAND N.V. as Subsidiary Guarantor

By:	/s/ Liesbeth Hellemans
Name: Liesbeth Hellemans
Title: Senior Counsel, Corporate Finance and Governance